UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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OCWEN FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2011

Dear Fellow Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of Ocwen Financial Corporation which will be held at the offices of the Company located at 2002 Summit Boulevard, 6th Floor, Atlanta, Georgia 30319, on Thursday, May 12, 2011, at 9:00 a.m., Eastern Daylight Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided even if you plan to attend the Annual Meeting. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Ocwen Financial Corporation is sincerely appreciated.

Sincerely,

William C. Erbey
Executive Chairman

OCWEN FINANCIAL CORPORATION
2002 Summit Boulevard, 6th Floor
Atlanta, Georgia 30319

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2011

NOTICE

Our Annual Meeting of Shareholders will be held:

Date:	Thursday, May 12, 2011

Time:	9:00 a.m., Eastern Daylight Time

Location:	Ocwen Financial Corporation 2002 Summit Boulevard, 6th Floor Atlanta, Georgia 30319

PURPOSE

●	To elect seven (7) Directors for one (1) year terms or until their successors are elected and qualified;

●
To ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of Ocwen Financial Corporation for the fiscal year ending December 31, 2011;

●	To hold an advisory vote on executive compensation (“Say-on-Pay”);

●	To hold an advisory vote on the frequency of holding future advisory votes on executive compensation (“Say-on-Frequency”); and

●	To transact such other business as may properly come before the meeting and any adjournment of the meeting. Management is not aware of any such other business at this time.

PROCEDURES

●	Our Board of Directors has fixed Tuesday, March 15, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

●	Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

●
The proxy statement for our 2011 Annual Meeting of Shareholders and our annual report to shareholders on Form 10-K for the year ended December 31, 2010 are available on our website at www.ocwen.com under Shareholder Relations. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our annual report and proxy materials at http://www.cfonews.com/ocn , a website that does not identify or track visitors of the site.

By Order of the Board of Directors,

Paul A. Koches
Secretary

April 7, 2011
Atlanta, Georgia

OCWEN FINANCIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General Information

As a holder of common stock, we have sent you this proxy statement on or about April 7, 2011, because our Board of Directors is soliciting your proxy to be used at our Annual Meeting of Shareholders and at any adjournment of this meeting. The meeting will be held at our offices located at 2002 Summit Boulevard, 6th Floor, Atlanta, Georgia 30319, on Thursday, May 12, 2011, at 9:00 a.m., Eastern Daylight Time for the purposes listed in the Notice of Annual Meeting of Shareholders.

How a Proxy Works

If you are a record holder and you properly complete, sign and return your proxy to Ocwen and do not revoke it prior to its use, it will be voted in accordance with your instructions. If no contrary instructions are given, each proxy received will be voted:

●	for each of the nominees for Director;

●	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011;

●	for approval, on an advisory basis, of the compensation of Ocwen’s executive officers whose compensation is disclosed in this proxy statement (“named executive officers”) (“Say-on-Pay”);

●	for approval, on an advisory basis, of an advisory vote to take place every three (3) years on executive compensation (“Say-on-Frequency”); and

●	with regard to any other business that properly comes before the meeting, in accordance with the best judgment of the persons appointed as proxies.

How to Revoke a Proxy

Your proxy may be used only at the Annual Meeting and any adjournment of this meeting and will not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:

●	filing written notice with our Secretary at the following address:

Paul A. Koches, Secretary
Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409

●	submitting a properly executed proxy bearing a later date; or

●	appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person.

Who May Vote

You are entitled to vote at the Annual Meeting or any adjournment of the meeting if you are a holder of record of our common stock at the close of business on March 15, 2011. At the close of business on March 15, 2011, there were 100,805,583 shares of common stock issued and outstanding, and no other class of equity securities outstanding. Each share of our common stock is entitled to one (1) vote at the Annual Meeting on all matters properly presented.

Quorum and Voting Information

The presence at the Annual Meeting of a majority of the votes of our common stock entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Assuming a quorum, the seven (7) persons receiving the greatest number of votes for Director will be elected as Directors of Ocwen. You may vote in favor of or withhold authority to vote for one (1) or more nominees for Director. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011and any other matter properly submitted for your consideration at the Annual Meeting (other than the election of Directors) will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Because the proposal to approve the Say-on-Pay and the proposal to approve the Say-on-Frequency are advisory in nature, there is no specific requirement for approval for these proposals. It will be up to the Compensation Committee and the Board of Directors to determine whether and how to implement these votes on executive compensation.

Abstentions and broker “non-votes” will not be counted in determining the votes cast in connection with the foregoing matters. A broker “non-vote” occurs when a shareholder has not provided voting instructions to the broker on a non-routine item. In such cases, the New York Stock Exchange precludes brokers from giving a proxy to vote on non-routine items.

If the shares you own are held in “street name” by a bank or brokerage firm, you are considered the beneficial owner of the shares and your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms offer the option of voting over the internet or by telephone. Please contact your bank or brokerage firm for further information.

How to Give Voting Instructions if you are a Beneficial Holder

If you are a beneficial owner of shares, your broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to the rules of the New York Stock Exchange, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. For example, brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors or to vote on executive compensation proposals unless they have received instructions from the beneficial owner of shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors, and any other matter treated as non-routine by the New York Stock Exchange, is counted.

ELECTION OF DIRECTORS
(Proposal One)

Our Bylaws provide that our Board of Directors shall consist of no less than three (3) and no more than eight (8) members, with the exact number to be fixed by our Board of Directors. On March 1, 2011, our Board of Directors fixed the number of Directors at seven (7), to be effective immediately following the 2011 Annual Meeting of Shareholders to be held on May 12, 2011. Directors are elected annually and hold office until the earlier of the election and qualification of their successors or their resignation and removal.

We will propose the seven (7) nominees listed below for election as Directors at the Annual Meeting. All nominees currently serve as our Directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by our Board of Directors. At this time, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as Director if elected.

Nominees for Director

The following table sets forth certain information concerning our Directors:

Name	Age(1)	Director Since	Executive Committee		Audit Committee		Compensation Committee		Nomination/ Governance Committee
William C. Erbey	61	1988	X	(2)
Ronald M. Faris	48	2003	X
Ronald J. Korn	70	2003			X	(2)	X
William H. Lacy	66	2002					X	(2)	X
David B. Reiner	55	2009			X				X
Robert A. Salcetti	56	2011			X				X
Barry N. Wish	69	1988	X		X		X		X	(2)

(1)	As of March 15, 2011

(2)	Committee Chairman

The principal occupation for the last five (5) years, additional biographical information and specific qualifications of each Director are set forth below.

William C. Erbey. Mr. Erbey has served as the Executive Chairman of the Board of Directors of Ocwen since September 1996, as the Chief Executive Officer of Ocwen from January 1988 to October 2010 and as the President of Ocwen from January 1988 to May 1998. Mr. Erbey has also served as Chairman of the Board of Directors for Altisource Portfolio Solutions S.A. since August 10, 2009. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group, a private investment partnership that was the predecessor of Ocwen. He is also the founder and Chairman of Home Loan Servicing Solutions, Ltd., a Cayman Islands exempted company, formed in December 2010 to acquire mortgage servicing assets. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation in various capacities, most recently as the President and Chief Operating Officer of General Electric Mortgage Insurance Corporation. Mr. Erbey also served as the Program General Manager of GECC’s Commercial Financial Services Department and as the President of Acquisition Funding Corporation. He holds a Bachelor of Arts in Economics from Allegheny College and a Masters of Business Administration from Harvard University.

With extensive experience in the financial services and mortgage industries, Mr. Erbey provides the Board of Directors with an informed perspective and thoughtful insights into strategic and operational opportunities, economic and industry trends and guidance on competitive financial positioning of the Company. Throughout his tenure, Mr. Erbey has successfully demonstrated his business acumen and commitment to our Company. His wide-ranging expertise in the financial services business and extraordinary leadership capabilities are recognized as invaluable by the Board of Directors.

Ronald M. Faris. Mr. Faris has served as a Director of Ocwen since May 2003, as the President of Ocwen since March 2001 and as Chief Executive Officer since October 2010. Mr. Faris served as Executive Vice President of Ocwen from May 1998 to March 2001, as Senior Vice President from May 1997 to May 1998 and as Vice President and Chief Accounting Officer of Ocwen from June 1995 to May 1997. From March 1991 to July 1994, he served as Controller for a subsidiary of Ocwen. From 1986 to 1991, Mr. Faris was a Vice President with Kidder, Peabody & Co., Inc. and from 1984 to 1986 worked in the General Audit Department of PricewaterhouseCoopers LLP. He holds a Bachelor of Science in Accounting from The Pennsylvania State University.

Through twenty (20) years of experience and various roles within Ocwen, particularly over the past ten (10) years serving as President of the Company, Mr. Faris has acquired an intimate knowledge of our business and plays an active role in the day-to-day management of our operations. Mr. Faris is able to offer our Board of Directors critical insight into company-specific issues. In addition to his working knowledge of the operations, Mr. Faris also provides the Board of Directors with accounting expertise.

Ronald J. Korn. Mr. Korn has served as a Director of Ocwen since May 2003. Mr. Korn is currently the President of Ronald Korn Consulting, which provides business and marketing services to a limited number of clients. Mr. Korn has been Director and Chairman of the Audit Committee of PetMed Express, Inc. since 2002. He has also served as a Director and Chairman of the Audit Committee of comScore, Inc. since October 2005. He was a partner and employee of KPMG, LLP from 1961 to 1991, where his client responsibilities included a number of large financial institutions and various public corporations. He was admitted as a Certified Public Accountant in New York, Michigan and Florida, with licenses currently inactive. He was also admitted to the New York Bar in 1966, but has never practiced law. Mr. Korn holds a Bachelor of Science in Economics from the University of Pennsylvania, Wharton School and a Juris Doctorate degree from New York University Law School.

Chosen for his diverse background and experience, Mr. Korn brings valuable insight to our Board of Directors from an audit and accounting perspective. As determined by our Board of Directors, Mr. Korn is financially literate and qualifies as an audit committee financial expert, as that term is defined in Securities and Exchange Commission rules implementing requirements of the Sarbanes-Oxley Act of 2002. Additionally, Mr. Korn’s prior experience with other large financial institutions and public corporations provide him with a wealth of knowledge on matters that are pertinent to our ongoing activities.

William H. Lacy. Mr. Lacy has served as a Director of Ocwen since May 2002. Mr. Lacy was formerly Chairman of Mortgage Guaranty Insurance Corporation and Chairman and Chief Executive Officer of MGIC Investment Corporation, Milwaukee, Wisconsin. Both corporations are providers of private mortgage guaranty insurance and other mortgage-related services. Mr. Lacy is also a Director of Johnson Controls, Inc. Additionally, Mr. Lacy is Chairman of Johnson Controls’ Finance Committee and serves on Johnson Controls’ Compensation Committee. Within the past five (5) years, Mr. Lacy also served on the board of ACA Capital Holdings, Inc. Mr. Lacy holds a Bachelor of Arts from the School of Business at the University of Wisconsin.

Mr. Lacy was selected to serve as a member of our Board of Directors due to his expertise in the financial services industry and experience as a Chairman and Chief Executive Officer of another public company serving the mortgage industry. Mr. Lacy brings a unique perspective as a leader facing economic, social and corporate governance issues in a similar context as our Company.

David B. Reiner. Mr. Reiner has served as a Director of Ocwen since May 2009. Mr. Reiner currently serves as a Managing Director with Grosvenor Investment Management US Inc. Since joining Grosvenor Investment Management’s predecessor Legg Mason Real Estate Services in 2003, Mr. Reiner has been responsible for the development and implementation of business strategy, capital markets activities, fund and investment development, fund raising, fund operations and investor relations. He also chairs Grosvenor Investment Management’s Strategy Committee, is a member of the Management Committee and is a member of the Investment Committee for Grosvenor Investment Management’s Investment Funds business. He also serves on Grosvenor Fund Management

Ltd.’s Capital Markets Committee. Mr. Reiner holds a Bachelor of Arts from the University of South Carolina and a Juris Doctorate degree from George Mason University School of Law. He also completed graduate work in international affairs and economics at the Fletcher School of Law & Diplomacy at Tufts University and the Johns Hopkins School of Advanced International Studies.

Mr. Reiner has the relevant experience and background to provide to the Board of Directors useful advice and guidance on a wide array of matters related to capital markets, investment strategies and funding operations. Mr. Reiner is also considered by our Board of Directors to be financially literate and an audit committee financial expert, as that term is defined in Securities and Exchange Commission rules implementing requirements of the Sarbanes-Oxley Act of 2002.

Robert A. Salcetti. Mr. Salcetti has served as a Director of Ocwen since January 2011. Mr. Salcetti previously served as a Managing Director at JPMorgan Chase from 1996 to 2008. Prior to his tenure at JPMorgan Chase, Mr. Salcetti held the position of Managing Director at Chase Manhattan Bank and Senior Vice President of TCB/Chemical Bank and its predecessor, Texas Commercial Bank. Mr. Salcetti earned a degree of Bachelor of Science in Business Administration from Carlow College in Pittsburgh, Pennsylvania.

Mr. Salcetti brings to Ocwen’s Board of Directors over thirty four (34) years of experience in the financial services and mortgage industry sectors. With his extensive experience, which includes leading operations that designed, provided and managed credit facilities for loan warehousing financing, receivables and mortgage servicing rights financing, Mr. Salcetti is able to offer guidance to the Board of Directors from both an operational and strategic perspective. Mr. Salcetti is financially literate and considered an audit committee financial expert, as that term is defined in Securities and Exchange Commission rules implementing requirements of the Sarbanes-Oxley Act of 2002.

Barry N. Wish. Mr. Wish has served as Chairman Emeritus of the Board of Directors of Ocwen since September 1996. He previously served as Chairman of the Board of Directors of Ocwen from January 1988 to September 1996. From 1983 to 1995, he served as a Managing General Partner of The Oxford Financial Group, which he founded. From 1979 to 1983, he was a Managing General Partner of Walsh, Greenwood, Wish & Co., a member firm of the New York Stock Exchange. Prior to founding that firm, Mr. Wish was a Vice President and shareholder of Kidder, Peabody & Co., Inc. He holds a Bachelor of Science in Political Science and Doctorate degree from Bowdoin College.

Having founded The Oxford Financial Group, Ocwen’s predecessor, previously serving as Chairman of the Board of Directors for Ocwen and with his deep and long-standing institutional knowledge of the Company’s history and operations, Mr. Wish provides leadership direction and critical guidance on strategic goals to the Board of Directors. Mr. Wish is financially literate and considered an audit committee financial expert, as that term is defined in Securities and Exchange Commission rules implementing requirements of the Sarbanes-Oxley Act of 2002.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of the shareholders. Directors are expected to attend all Board meetings, the meetings of Committees on which they serve and the Annual Meeting of Shareholders. Directors are also consulted for advice and counsel between formal meetings.

Our Board of Directors held six (6) meetings during 2010. Each incumbent Director attended at least 75% of these meetings as well as the meetings held by all Committees of our Board of Directors on which they served during 2010. In addition, since being elected as Director in January 2011, Mr. Salcetti has attended all of the meetings of the Board of Directors and meetings held by all Committees of our Board of Directors on which he serves. Although we do not have a formal policy regarding Director attendance at the Annual Meeting, our Directors are expected to attend. All of the incumbent members of our Board of Directors who were members at the time attended our 2010 Annual Meeting.

Independence of Directors

Our Corporate Governance Guidelines provide that a majority of our Board of Directors must qualify as independent Directors under the listing standards of the New York Stock Exchange and applicable law.

Our Board of Directors annually reviews the direct and indirect relationships that we have with each Director. The purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board of Directors to have no material relationship with Ocwen are considered independent. This determination is based in part on the analysis of questionnaire responses that follow the independence standards and qualifications established by the New York Stock Exchange and applicable law. Our current Board of Directors has determined that Messrs. Korn, Lacy, Reiner, Salcetti and Wish are independent Directors. Specifically with regard to Mr. Wish, our Board of Directors considered his previous service as the managing General Partner of The Oxford Financial Group, the predecessor of Ocwen, and the Chairman of the Board of Ocwen and determined that such service has not impaired his independence from Ocwen and our management. The Board of Directors also considered shares of our common stock beneficially owned by each of the Directors, as set forth under “Security Ownership of Certain Beneficial Owners and Related Shareholder Matters,” although our Board of Directors generally believes that stock ownership tends to further align a Director’s interests with those of our other shareholders.

Board Leadership Structure

Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board of Directors retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time. The Board of Directors currently believes that separating the positions of Chief Executive Officer and Chairman is the best structure to fit the Company’s needs. As our Chief Executive Officer, Mr. Faris is responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with the Board of Directors. As Executive Chairman of the Board, Mr. Erbey leads the Board of Directors and oversees Board meetings and the delivery of information necessary for the Board’s informed decision-making. In addition to leading the Board of Directors, Mr. Erbey is actively involved in our business and focuses on strategy, key personnel development and corporate finance.

Committees of the Board of Directors

Our Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nomination/Governance Committee. A brief description of these Committees is provided below.

Executive Committee. Our Executive Committee is generally responsible to act on behalf of our Board of Directors during the intervals between meetings of our Board of Directors. On March 25, 2003, our Board of Directors

authorized the Executive Chairman to approve and/or to designate in writing certain individuals to approve ordinary course of business actions that are required to be documented by counter parties but do not require action by the Board of Directors or its Committees. Such actions would include approving, signing and executing checks and electronic funds transmissions, dissolving or merging our wholly-owned subsidiaries and performing such other ministerial actions on such terms, conditions and limits as the Executive Chairman deems appropriate in his sole discretion. In 2010, the Executive Chairman approved seven (7) transactions in this manner on behalf of the Board of Directors. All such approvals and designations by the Executive Chairman were provided to the Board of Directors at or before their next meeting and ratified by the Board of Directors at the next meeting.

Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered public accounting firm, reviews and advises our Board of Directors with respect to reports by our independent registered public accounting firm and monitors our compliance with laws and regulations applicable to our operations, including the evaluation of significant matters relating to the financial reporting process and our system of internal accounting controls and the review of the scope and results of the annual audit conducted by the independent registered public accounting firm. Each member of our Audit Committee is independent as defined in regulations adopted by the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. Our Board of Directors has determined that all members of our Audit Committee are financially literate. Further, our Board of Directors has determined that Ronald J. Korn, David B. Reiner, Robert A. Salcetti and Barry N. Wish all possess accounting or related financial management expertise within the meaning of the listing standards of the New York Stock Exchange and each qualifies as an audit committee financial expert as that term is defined in the Securities and Exchange Commission rules implementing requirements of the Sarbanes-Oxley Act of 2002. Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com and is available in print to any shareholder who requests it. This Committee met ten (10) times during 2010. Annually, the Audit Committee reviews and approves its charter. The charter was last reviewed and approved by the Audit Committee in January 2011.

Compensation Committee. The Compensation Committee of our Board of Directors oversees our compensation and employee benefit plans and practices. Our Compensation Committee also evaluates and makes recommendations to our Board of Directors for human resource and compensation matters relating to our executive officers. The Compensation Committee reviews with the Executive Chairman and subsequently approves all executive compensation plans, any executive severance or termination arrangements and any equity compensation plans that are not subject to shareholder approval. The Compensation Committee also has the power to review our other compensation plans including the goals and objectives thereof and to recommend changes to these plans to our Board of Directors. The Compensation Committee shares jurisdiction with our full Board of Directors over the administration of grants under the 2007 Equity Incentive Plan. The Compensation Committee has the authority to, at the Company’s expense, retain independent counsel or other advisers as it deems necessary in connection with its responsibilities. The Compensation Committee may request that any of our Directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the committee requests. This Committee met two (2) times during 2010.

The members of the Compensation Committee for 2010 were Messrs. Lacy, Korn and Wish. Each member of the Compensation Committee is independent as defined in the listing standards of the New York Stock Exchange. While we have no specific qualification requirements for members of the Compensation Committee, our members have knowledge and experience regarding compensation matters as developed through their respective business experience in both management and advisory roles including general business management, executive compensation and employee benefits experience. We feel that their collective achievements and knowledge provide us with extensive diversity in experience, culture and viewpoints. The Compensation Committee generally meets in executive session as part of each scheduled meeting.

Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com and is available in print to any shareholder who requests it. On an annual basis, the Compensation Committee evaluates its performance under the charter to ensure that it appropriately addresses the matters that are within the scope of committee responsibility. When necessary, the Compensation Committee recommends amendments to its charter to the Board of Directors for approval. The charter was last reviewed and approved by the Compensation Committee in January 2011.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was, at any time during the 2010 fiscal year or at any other time, an officer or employee of the Company, and no member had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K. None of our executive officers has served on the Board of Directors or Compensation Committee of any other entity that has or had one (1) or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the 2010 fiscal year.

Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of individuals qualified to serve as Directors and committee members for our Board of Directors; advises our Board of Directors with respect to Board of Directors composition; procedures and Committees; develops and presents our Board of Directors with a set of corporate governance principles; and oversees the evaluation of our Board of Directors and our management. Each member of our Nomination/Governance Committee is independent as defined in the listing standards of the New York Stock Exchange. Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our web site at www.ocwen.com and is available in print to any shareholder who requests it. This Committee met four (4) times during 2010. When necessary, the Nomination/Governance Committee recommends amendments to its charter to the Board of Directors for approval. The charter was last reviewed and approved by the Nomination/Governance Committee in January 2011.

It is the policy of our Nomination/Governance Committee to consider candidates for Director recommended by you, our shareholders, but the Nomination/Governance Committee has no obligation to recommend such candidates. In evaluating all nominees for Director, our Nomination/Governance Committee takes into account the applicable requirements for Directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the New York Stock Exchange. In addition, our Nomination/Governance Committee takes into account our best interests, as well as such factors as knowledge, experience, skills, expertise, diversity and the interplay of the candidate’s experience with the background of other members of our Board of Directors.

Pursuant to the Company’s Diversity Policy, the Nomination/Governance Committee considers diversity when it recommends Director nominees to the Board of Directors, viewing diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee considers diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of the Company’s business environment when recommending Director nominees to the Board of Directors, with the objective of achieving a Board with diverse business and educational backgrounds. Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve the Company’s governance and strategic needs. The Nomination/Governance Committee reviews the skills and attributes of Board members within the context of the current make-up of the full Board of Directors from time to time as the Nomination/Governance Committee deems appropriate. The Nomination/Governance Committee does not discriminate against candidates for the Board of Directors based on race, color, religion, sex, sexual orientation or national origin.

The Nomination/Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are anticipated. Various potential candidates for Director are then identified. Candidates may come to the attention of the Nomination/Governance Committee through current Board of Directors members, professional search firms, shareholders or industry sources. The members of the Nomination/Governance Committee for 2010 were Messrs. Lacy, Reiner and Wish. Mr. Salcetti was appointed to the Nomination/Governance Committee in January 2011.

In evaluating a particular candidate, the Nomination/Governance Committee will consider factors other than the candidate’s qualifications including the current composition of the Board of Directors, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nomination/Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nomination/Governance

Committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview, the Nomination/Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines the nominees after considering the recommendation and report of the Nomination/Governance Committee. Should you recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee. To date, no shareholder or group of shareholders owning more than 5% of our common stock has put forth any Director nominees.

If you want to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you can do so by writing to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. You should provide each proposed nominee’s name, biographical data and qualifications. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director. For consideration at the 2012 Annual Meeting, we must receive your recommendations by November 1, 2011.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as: Director qualification standards, Board of Directors and committee composition, Director responsibilities, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.

Our Nomination/Governance Committee reviews our Corporate Governance Guidelines at least once a year and, if necessary, recommends changes to our Board of Directors. The Nomination/Governance Committee reviewed and approved amendments to the Corporate Governance Guidelines in January 2011. The Board of Directors ratified, adopted and approved the amendments to the Corporate Governance Guidelines in January 2011.

Our Corporate Governance Guidelines are available on our web site at www.ocwen.com and are available to any shareholder who requests them by writing to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

Executive Sessions of Non-Management Directors

Non-management Directors met in executive session without management five (5) times during 2010. A non-management Director presides on a rotational basis as determined by our Board of Directors at each executive session.

Communications with Directors

If you desire to contact our Board of Directors or any individual Director regarding Ocwen, you may do so by mail addressed to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Communications received in writing are distributed to our Board of Directors or to individual Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our Directors, officers and employees, as required by the New York Stock Exchange rules. Any waivers from the Code of Business Conduct and Ethics for Directors or executive officers must be approved by our Board of Directors or a Board Committee and must be promptly disclosed to you. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our web site at www.ocwen.com and are available to any shareholder who requests a copy by writing to our Secretary at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the New York Stock Exchange, will be posted on our website.

Risk Management and Oversight Process

Our Board of Directors and each of its Committees are involved in overseeing risk associated with the Company. The Board of Directors and the Audit Committee monitor Ocwen’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors. In its periodic meetings with the internal auditors and the independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board of Directors and the Nomination/Governance Committee monitor the Company’s governance and succession risk by regular review with management. The Board of Directors and the Compensation Committee monitor the Company’s compensation policies and related risks by regular reviews with management. The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Executive Chairman, the Board of Directors and its Committees providing oversight in connection with these efforts.

BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received by each non-management member of our Board of Directors who served as a Director during fiscal year 2010. Our management Directors do not receive an annual retainer or any other compensation for their service on the Board of Directors.

Name	Fees Earned Or Paid in Cash	Stock Awards(1)(2)	All Other Compensation	Total
Martha C. Goss(3)	$33,750	$45,000	—	$78,750
Ronald J. Korn	$52,500	$45,000	—	$97,500
William H. Lacy	$45,000	$45,000	—	$90,000
David B. Reiner	$45,000	$45,000	—	$90,000
Barry N. Wish	$50,000	$45,000	—	$95,000

(1)
The number of shares issued pursuant to the Directors’ Stock Plan is based on the “fair market value” of our common stock on the date of election (or re-election) of such Director to our Board of Directors. The term “fair market value” is defined in the Directors’ Stock Plan to mean the average of the high and low prices of the common stock as reported on the New York Stock Exchange on the relevant date. Shares issued pursuant to the Directors’ Stock Plan are subject to forfeiture during the twelve (12) full calendar months following election or appointment to the Board of Directors or a Committee thereof, if the Director does not attend an aggregate of at least 75% of all meetings of the Board of Directors and Committees thereof of which the Director is a member during such period.

(2)
In March 2005, the Board of Directors adopted a Deferred Compensation Plan for Directors, pursuant to which Directors are permitted to defer receipt of their compensation granted under the Directors’ Stock Plan. During 2010, Ms. Goss and Messrs. Korn and Wish did not elect to defer their $45,000 in equity compensation and were each issued 3,827 shares of common stock as a result. Our remaining non-management Directors, Messrs. Lacy and Reiner elected to defer their $45,000 in equity compensation pursuant to the terms of the Deferred Compensation Plan. Our non-management Directors have no shares subject to option awards outstanding as of December 31, 2010.

(3)	Although she did not seek re-election in 2010, Ms. Martha Goss was a member of our Board of Directors and received compensation for her services through the completion of her tenure in May 2010.

Cash Compensation

We provide the following cash compensation to our non-management Directors in quarterly installments:

●	an annual retainer of $40,000;
●	an additional $12,500 to the Audit Committee Chairperson;
●	an additional $5,000 to all Committee Chairpersons (other than the Audit Committee Chairperson); and
●	an additional $5,000 to all Audit Committee members.

Equity Compensation

We provide our non-management Directors an annual award of restricted shares of common stock with a fair market value of $45,000 pursuant to our 1996 Stock Plan for Directors adopted by our Board of Directors and our shareholders in July 1996. Equity compensation is paid for the prior year of service after the annual organizational meeting of the Board of Directors which immediately follows the Annual Meeting of Shareholders. The Company’s management Directors do not receive compensation for their service on the Board of Directors.

Directors’ Deferral Plan

The purpose of the Deferral Plan for Directors is to provide Directors with the opportunity to defer the receipt of all or a portion of their equity compensation earned for their service as Directors. The plan is administered by the Compensation Committee, and all non-management Directors are eligible to participate. Before the end of each calendar year, the Directors make an election to either receive the equity portion of their annual compensation, for the following grant year, in restricted stock or to obtain a credit to their deferral account for the number of share units equal to the number of shares of restricted stock granted to such Director. A Director will become vested in the share units and will receive dividend equivalents to the same extent as such Director would if the original award of restricted stock had not been deferred.

Each Director electing deferral must specify the payment date at the time of election as (i) the six (6) month anniversary of the Director’s termination date or (ii) any other date elected by the Director which is at least two (2) years after the last day of the year of service for which the compensation was awarded. At least thirty (30) days prior to payment of deferred compensation, a Director shall elect to receive such payment in the form of either (i) cash in an amount equal to the fair market value of the number of whole and fractional share units credited to the deferral account or (ii) whole shares of common stock equal to the number of whole share units credited to the deferral account with fractional share units to be paid in cash.

Other Compensation Issues

Any Director compensation may be prorated for a Director serving less than a full one (1) year term as in the case of a Director joining the Board of Directors after an annual meeting of shareholders. Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its Committees. Directors’ compensation is subject to review and adjustment by the Board of Directors from time to time.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers but does not serve on our Board of Directors. Our executive officers are elected annually by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for election as an executive officer. None of our Directors and/or executive officers is related to any other Director and/or executive officer of Ocwen or any of its subsidiaries by blood, marriage or adoption.

Name	Age(1)	Position
John P. Van Vlack	47	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Paul A. Koches	57	Executive Vice President, General Counsel and Secretary

(1)	As of March 15, 2011

The principal occupation for the last five (5) years, as well as certain other biographical information, for each of our executive officers that is not a Director are set forth below.

John P. Van Vlack. Mr. Van Vlack has served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Ocwen since August 2010, as Senior Vice President of Ocwen since August 2008 and as Vice President of Finance of Ocwen since September 2007. From 1989 until joining Ocwen in September 2007, Mr. Van Vlack held several positions in BellSouth Corporation, including Chief Financial Officer of Network Operations, Retail Marketing and in two subsidiaries in their Yellow Pages business. Mr. Van Vlack holds a Bachelor of Business Administration degree in Accounting from Emory University and a Masters of Business Administration degree from The University of Texas at Austin. Mr. Van Vlack has also been admitted as a Certified Public Accountant in Georgia.

Paul A. Koches. Mr. Koches has served as Executive Vice President and General Counsel since May 2008 and as Secretary since August 10, 2009. He previously served as Senior Vice President and General Counsel of Ocwen from August 2002. Prior to joining Ocwen, Mr. Koches was a Partner with Arent Fox, LLP in Washington, D.C. Mr. Koches holds a Bachelor of Arts from the University of Connecticut and a Juris Doctorate degree from the University of Miami Law School.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND RELATED SHAREHOLDER MATTERS

Beneficial Ownership of Common Stock

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by:

•	each Director and named executive officer of Ocwen;
•	all Directors and executive officers of Ocwen as a group; and
•	all persons known by Ocwen to own beneficially 5% or more of the outstanding common stock or to have a Schedule 13D or Schedule 13G on file with the Securities and Exchange Commission.

The table is based upon information supplied to us by Directors, executive officers and principal shareholders and filings under the Securities Exchange Act of 1934, as amended.

Shares Beneficially Owned as of March 15, 2011(1)
Name of Beneficial Owner:	Amount	Percent
Wellington Management Company, LLP(2) 280 Congress Street Boston, Massachusetts 02210	11,512,587	11.42%

FMR LLC(3) 82 Devonshire Street Boston, Massachusetts 02109	7,734,906	7.67%

Directors and Named Executive Officers:	Amount	Percent
William C. Erbey(4)	19,185,345	18.77%
Ronald M. Faris(5)	1,448,510	1.42%
Ronald J. Korn	20,623	*
William H. Lacy	12,579	*
David B. Reiner	0	*
Robert A. Salcetti	0	*
Barry N. Wish(6)	5,453,869	5.41%
John P. Van Vlack(7)	32,500	*
Paul A. Koches(8)	234,605	*

All Directors and Executive Officers as a Group (9 persons)	26,388,031	25.48%

*	Less than 1%

(1)
For purposes of this table, an individual is considered the beneficial owner of shares of common stock if he or she directly or indirectly has or shares voting power or investment power, as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. No shares have been pledged as security by the named executive officers, Directors or Director nominees.

(2)
Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2011 by Wellington Management Company, LLP. Includes 11,270,587 shares as to which shared voting power and 11,512,587 shares as to which shared dispositive power is claimed.

(3)
Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2011 by FMR LLC. Includes 426,500 shares as to which sole voting power is claimed and 7,734,906 shares as to which sole dispositive power is claimed.

(4)
Includes 9,888,716 shares held by FF Plaza Partners, a Delaware partnership of which the partners are William C. Erbey, his spouse, E. Elaine Erbey, and Delaware Permanent Corporation, a corporation wholly-owned by William C. Erbey. Mr. and Mrs. William C. Erbey share voting and dispositive power with respect to the shares owned by FF Plaza Partners. Also includes 5,409,704 shares held by Erbey Holding Corporation, a corporation wholly-owned by William C. Erbey. Also includes 2,440,000 shares held by Caritas Partners LLC, a Delaware limited liability company with Mr. William C. Erbey servicing as its sole member. Also includes 36,585 shares jointly held by Mr. and Mrs. William C. Erbey. Also includes options to acquire 1,410,340 shares, which are exercisable on or within sixty (60) days after March 15, 2011.

(5)	Includes 6,260 shares held jointly with Mr. Faris’ spouse. Also includes options to acquire 1,114,050 shares, which are exercisable on or within sixty (60) days after March 15, 2011.

(6)
Includes 5,203,047 shares held by Wishco, Inc., a corporation controlled by Barry N. Wish pursuant to his ownership of 93% of the common stock thereof, and 37,000 shares held by the Barry Wish Family Foundation, Inc., a charitable foundation of which Mr. Wish is a Director.

(7)	Includes options to acquire 5,000 shares, which are exercisable on or within sixty (60) days after March 15, 2011.

(8)	Includes options to acquire 232,500 shares, which are exercisable on or within sixty (60) days after March 15, 2011.

Equity Compensation Plan Information

The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. The information is split between all compensation plans previously approved by security holders and all compensation plans not previously approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	8,084,953	$5.03	11,618,599

Equity compensation plans not approved by security holders	—	—	—

Total	8,084,953	$5.03	11,618,599

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, Directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

We believe that all our directors and executive officers complied with all filing requirements imposed by Section 16(a) of the Securities Exchange Act of 1934, as amended, on a timely basis during 2010, except that due to administrative oversights by the Company, Ms. Goss and Messrs. Korn and Wish were late in reporting 4,049 shares that were awarded in 2009 as part of their equity compensation for the prior year of service. Each of these late transactions has now been reported.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction, Philosophy and Objectives

We believe an effective executive compensation program aligns executives’ interests with shareholders by rewarding performance that achieves or exceeds specific financial targets and strategic goals designed to improve shareholder value. We seek to promote individual service longevity and to provide our executives with long-term incentive opportunities that promote consistent, high-level financial performance. The Compensation Committee evaluates both performance and compensation annually to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To achieve these objectives, we believe executive compensation packages should generally include both cash and equity-based compensation that rewards performance as measured against established goals.

This Compensation Discussion and Analysis provides information regarding the following:

●	compensation programs for our current and former Chief Executive Officer, current and former Chief Financial Officer and three (3) other most highly compensated executive officers;
●	overall objectives of our compensation program and what it is designed to reward;
●	each element of compensation that we provide; and
●	the reasons for the compensation decisions we have made regarding these individuals.

Our named executive officers for 2010 were as follows:

Name	Position
William C. Erbey	Executive Chairman
Ronald M. Faris	President and Chief Executive Officer
John P. Van Vlack	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Paul A. Koches	Executive Vice President, General Counsel and Secretary
Scott W. Anderson	Executive Vice President
Richard Delgado	Senior Vice President and Treasurer
David J. Gunter	Former Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Role of Executive Officers in Compensation Decisions

Certain executives including the Executive Chairman and Chief Executive Officer are involved in the design of executive compensation programs proposed for approval by the Compensation Committee. These executives annually review the performance of each executive officer (other than the Executive Chairman and Chief Executive Officer whose performances are reviewed by the Compensation Committee) and present their conclusions and recommendations regarding incentive award amounts to the Compensation Committee for its consideration and approval. The Compensation Committee can exercise its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations; however, executive compensation matters for officers other than the Executive Chairman and Chief Executive Officer are generally delegated to the Executive Chairman for development and execution.

Role of Compensation Consultant

Pursuant to its authority to retain independent counsel or other advisers as it deems necessary, the Compensation Committee entered into an advisory agreement with Exequity, LLC, an executive compensation consulting firm, in February 2010. The consulting firm provides the following services to the Compensation Committee as needed from time to time: (i) review of Director pay proposals and program designs, (ii) competitive assessments or benchmarking analysis of executive compensation, (iii) updates on market trends and regulatory considerations impacting compensation and benefit programs, (iv) assistance with preparation of executive pay proposals and (v) responses to various other requests from the Compensation Committee. Exequity, LLC has not been retained by management of the Company for any purpose.

Elements of Compensation

The current compensation package for our executive officers consists of base salary and annual incentive compensation. This compensation structure was developed to provide each executive officer with a competitive salary, while emphasizing an incentive compensation element that is tied to the achievement of corporate goals and strategic initiatives as well as individual performance. We have no employment agreements with our executive officers. We believe that the following elements of compensation are appropriate in light of our performance, industry, current challenges and environment.

Base Salary. Base salaries for our executive officers are established based on individual qualifications and job responsibilities while taking into account compensation levels at similarly situated companies for similar positions. Base salaries of the executive officers are reviewed annually during the performance appraisal process with adjustments made based on market information, internal review of the executive officer’s compensation in relation to other officers, individual performance of the executive officer and corporate performance. Salary levels are also considered upon a promotion or other change in job responsibility. Salary adjustment recommendations are based on our overall performance and an analysis of compensation levels necessary to maintain and attract quality personnel. While the Compensation Committee sets the base salary for the Executive Chairman and Chief Executive Officer, the base salaries for all other executive officers are established and reviewed by the Executive Chairman. In 2010, Mr. Erbey received no base salary increase. Messrs. Faris, Koches and Delgado also did not receive base salary increases in 2010. Messrs. Anderson and Van Vlack each received promotions in 2010 which resulted in an increase in their base salary compensation.

Annual Incentive Compensation. Ocwen’s primary incentive compensation plan for executives is the 2007 Equity Incentive Plan which was approved by our shareholders. Pursuant to the plan, a participant can earn cash, restricted stock and stock option awards as determined by the Compensation Committee. Awards under the plan for 2010 were in the form of cash. The plan provides the Compensation Committee and our management with the authority to establish incentive award guidelines which are further discussed below.

Each executive officer has a targeted annual incentive award that is expressed as a percentage of total target compensation. At the executive level in 2010, 50% to 65% of total target compensation was payable only upon achievement of certain minimum Company and individual performance levels. The appropriate targeted percentage is determined from benchmarking results and varies depending on the nature and scope of each executive officer’s responsibilities. The table below reflects the percentage of each executive officer’s target total compensation that was allocated to each of base salary and incentive compensation in 2010 and each executive officer’s actual total compensation that was allocated to each of base salary and incentive compensation in 2010:

Name	Base Salary % of Target Total Compensation in 2010	Incentive Compensation % of Target Total Compensation in 2010	Base Salary % of Actual Total Compensation in 2010	Incentive Compensation % of Actual Total Compensation in 2010
William C. Erbey	35%	65%	27%	73%
Ronald M. Faris	40%	60%	38%	62%
John P. Van Vlack	50%	50%	41%	59%
Paul A. Koches	45%	55%	43%	56%
Scott W. Anderson	50%	50%	45%	55%
Richard Delgado	50%	50%	43%	57%
David J. Gunter	40%	60%	100%	0%

Our annual incentive-based cash executive compensation is structured to motivate executives to achieve pre-established key performance indicators by rewarding the executives for such achievement. This is accomplished by utilizing a balanced scorecard methodology which incorporates multiple financial and non-financial performance indicators developed through our annual strategic planning process. This corporate scorecard is approved annually by the Compensation Committee and/or the full Board of Directors and is utilized by the Compensation Committee as a factor to determine the appropriate amount of incentive compensation to be paid to the Executive Chairman, Chief Executive Officer and other key executives. In determining whether to approve the corporate scorecard each year, the Compensation Committee considers a number of factors, including whether the goals are consistent with and likely to enhance corporate performance and long-term shareholder value, as well as the level of difficulty associated with attainment of each goal in the scorecard. The intent of the Compensation Committee is to establish the Target goal at a level that is challenging to achieve.

Our corporate scorecard for 2010 and corresponding achievement levels are detailed below:

2010 Corporate Scorecard Elements
Corporate Objectives	Achievement Levels			Level Achieved
	Threshold	Target	Outstanding
Increase in servicing portfolio serviced over 2009	16% increase	20% increase	24% increase	Outstanding
Achieve pre-tax income target for 2010	20% of Target	100% of Target	180% of Target	Outstanding
Reduce asset intensity by:
● Reducing average days loans spend in 90+ contractual delinquency	5% reduction from 2009 average	8% reduction from 2009 average	12% reduction from 2009 average	Target
● Reducing Gross Advances in relation to unpaid principal balance	2.4% increase from 2009	0% change from 2009	1.63% reduction from 2009	Outstanding
Successfully complete the key strategic initiatives of the Company	80% weighted average score	90% weighted average score	100% weighted average score	Outstanding
Strategic Initiatives
Implement nine (9) specified initiatives to improve borrower communications	7 of 9 initiatives completed	8 of 9 initiatives completed	9 of 9 initiatives completed	Target
Lower the cost of capital by improving capital efficiencies and tax structure	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	Outstanding
Grow Federal Housing Authority (FHA) originations business	Achieve 80% of budgeted pre-tax income and unpaid principal balance volume	Achieve 100% of budgeted pre-tax income and unpaid principal balance volume	Achieve 120% of budgeted pre-tax income and unpaid principal balance volume	Below Threshold
Grow special servicing from Fannie Mae, FHA and Federal Deposit Insurance Corporation (FDIC)	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	Below Threshold

	Achievement Levels			Level Achieved
Strategic Initiatives	Threshold	Target	Outstanding
Grow the commercial real-estate business	New client	2 New clients	3 New clients	Target
Improve statement marketing revenue	$3.9 million	$4.9 million	$5.9 million	Below Threshold
Improve brand	Discretion of the Board	Discretion of the Board	Discretion of the Board	Outstanding
Improve the J.D. Power servicing customer service ranking in 2010	Above 20% of other Servicers	Above 35% of other Servicers	Above 50% of other Servicers	Below Threshold
Customer satisfaction (Measured by Customer Satisfaction Survey Sigma Level)	4.68 Sigma Level	4.72 Sigma Level	4.76 Sigma Level	Below Threshold
Increase productivity by increasing the average productivity metric performance for the lower 75% of call center employees	Average productivity metric of 0.65 – 0.79	Average productivity metric of 0.80 – 1.14	Average productivity metric of 1.15 and above	Outstanding
Eliminate performance variability by reducing the gap between the top 25% of performers and the bottom 75% of performers by 18%	Average variability metric of 0.65 – 0.79	Average variability metric of 0.80 – 1.14	Average variability metric of 1.15 and above	Outstanding
Increase in supervisory span	7.5% increase in span	10.0% increase in span	12.5% increase in span	Outstanding
Implement loss mitigation and loan servicing staffing plan	90% of Target by 12/31/2010	100% of Target by 12/31/2010	100% of Target by 9/30/2010	Outstanding
Consolidate and Automate Processes	Implement automation plan and achieve associated savings Target by 90%	Implement automation plan and achieve associated savings Target by 100%	Implement automation plan and achieve associated savings Target by 110%	Target
Reduce professional fees over 2009	24.0% reduction	30.0% reduction	36.0% reduction	Target

	Achievement Levels			Level Achieved
Strategic Initiatives	Threshold	Target	Outstanding
Increase debt ratings by improving financial structure and clarity with ratings agencies	Remove from Moody’s negative watch	Remove from Moody’s negative watch and one tick upgrade at one agency	Remove from Moody’s negative watch and a two ticks upgrade	Target
Safety of funding as measured by facility size during 2010	Maximum borrowing on advances +$100 million available at all times	Maximum borrowing on advances +$200 million available at all times	Maximum borrowing on advances +$300 million available at all times	Outstanding
Reduce interest expense by enhancing financing efficiency	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	Outstanding
Develop the ability to deliver directly to Ginnie Mae	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	Outstanding
Develop new acquisition capabilities: • Pricing model enhancements • FHA Curves	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	Outstanding
Deploy new telephony solutions: • Call blending • Blended dialer • Outbound call transfer • IVR • Scripting engine • Appointment scheduling	Telephony and appointment solution by 8/15/2010 Scripting engine by 9/30/2010	Telephony and appointment solution by 7/31/2010 Scripting engine by 8/31/2010	Telephony and appointment solution by 7/15/2010 Scripting engine by 7/31/2010	Target
Deploy REAL Servicing enhancements: Specifically portfolio segmentation enabling champion/challenger analytics	Complete RDD by 4/15/2010 and deliver project by 12/30/2010	Complete RDD by 3/31/2010 and deliver project by 12/15/2010	Complete RDD by 3/15/2010 and deliver project by 11/30/2010	Outstanding
Complete the following portfolio analysis:
•    Loan modification re-default model
•    Economics of failed modifications versus straight REO
•    Impact of foreclosure “Stop” on modification success
•    Time spent by loans in each delinquency bucket
	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	Outstanding
Score based calling including the following 5 initiatives:
•    Call Logic: dialer management
•    Best Time To Call Model (BTTC)
•    EDI-based calling
•    Appointment model guidelines
•    Simulation software for staffing and scheduling scenarios
	Weighted average score of 0.50 to 0.74	Weighted average score of 0.75 to 1.24	Weighted average score of 1.25 and above	Target

	Achievement Levels			Level Achieved
Strategic Initiatives	Threshold	Target	Outstanding
Accelerate underwriting decisioning by: • Improve process to collect documents and data • Centralized documents • Up-front data input • QC data • Automate underwriting decision • Send out trial plan	10% reduction in time	15% reduction in time	20% reduction in time	Outstanding
Implement servicing process improvement plan	Implement process improvement plan and achieve associated target by 80%	Implement automation plan and achieve associated target by 100%	Implement automation plan and achieve associated target by 120%	Outstanding
Reduce average taxes and insurance (T&I) and corporate advances	Reduce average T&I and corporate advances by 10%	Reduce average T&I and corporate advances by 15%	Reduce average T&I and corporate advances by 20%	Target
Personnel development – hiring key personnel	70% of target	80% of target	90% of target	Target
Achieve pre-tax income target for loan servicing business unit	80% of target	100% of target	120% of target	Outstanding

The incentive award for our Executive Chairman was determined by the Compensation Committee, based 100% on the Company’s performance in meeting the objectives established in the corporate scorecard.

The incentive awards for our executive officers other than the Executive Chairman are structured so that compensation opportunities are related to (i) the performance appraisal of the executive officer and (ii) the performance within the business or support unit as expressed on each executive officer’s personal scorecard. For the 2010 service year, the applicable percentage weight assigned to each component of each such executive officer’s incentive compensation is detailed below:

Name	Performance Appraisal	Scorecard
Ronald M. Faris	20%	80%
John P. Van Vlack	20%	80%
Paul A. Koches	20%	80%
Scott W. Anderson	20%	80%
Richard Delgado	20%	80%
David J. Gunter	20%	80%

Each executive officer’s personal scorecard contains key components of the Company’s strategic initiatives related to the executive’s business or support unit. The weighted value of the various goals in each executive scorecard varies depending upon the relative importance of the goals in the ultimate financial performance of the Company and achievement of the strategic initiatives. Additionally, in developing the weighted value of each goal in the executive’s scorecard, a methodology is used to discourage an executive from pursuing short term risks to attain their goals. Within each component of the scorecard, there are three (3) established levels of achievement: Threshold; Target; and Outstanding. Achieving the Threshold level of achievement will earn the executive officer 50% of the target incentive compensation tied to such goal; the Target level of achievement will earn the executive officer 100% of the target incentive compensation tied to such goal; and the Outstanding level of achievement will earn the executive officer 150% of the target incentive compensation tied to such goal. Any achievement below the Threshold level results in no compensation to the executive for the associated goal.

These goals and initiatives are further cascaded to all of our other incentive-eligible employees in their personal scorecards. Within this program, all incentive-eligible employees of the organization are tied to a personal or business unit scorecard from which to measure performance against goals that are directly linked to corporate profitability and strategy. The scorecards are communicated to all incentive-eligible employees by the Human Resource Department or the employee’s immediate supervisor and are available to employees at all times in our performance management tracking system. Performance against such scorecards is reviewed with senior management on a quarterly basis and after the end of each year. This incentive compensation structure is intended to align the goals of our executives with the overall success of the company, while establishing clear performance standards within their respective business or support units.

The personal scorecards for our executive officers other than the Executive Chairman and the corresponding levels of achievement are as follows:

Name	%	2010 Scorecard Elements	Achievement Levels			Level Achieved
			Threshold	Target	Outstanding
Ronald M. Faris	40.0%	Successfully complete the key strategic initiatives of the Company	80% weighted average	90% weighted average	100% weighted average	Threshold
	25.0%	Achieve pre-tax income target	80% of budget	100% of budget	120% of budget	Outstanding
	20.0%	Increase in servicing portfolio serviced over 2009	16% increase	20% increase	24% increase	Outstanding
	7.5%	Reduce asset intensity by reducing average days loans spend in 90+ contractual delinquency	5% reduction from 2009 average	8% reduction from 2009 average	12% reduction from 2009 average	Target
	7.5%	Reduce asset intensity by reducing gross advances in relation to unpaid principal balance	2.4% increase from 2009	0% change from 2009	1.63% reduction from 2009	Outstanding

Name	%	2010 Scorecard Elements	Achievement Levels			Level Achieved
			Threshold	Target	Outstanding
John P. Van Vlack	27.8%	Improve capital efficiency and tax structure through corporate finance restructure	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	Outstanding
	22.2%	Reduce interest expense	At the discretion of the CEO	At the discretion of the CEO	At the discretion of the CEO	Outstanding
	22.2%	Safety of funding	Max borrowing on advances + $100 million at all times during 2010	Max borrowing on advances + $200 million at all times during 2010	Max borrowing on advances + $300 million at all times during 2010	Outstanding
	7.5%	Reduce asset intensity by reducing average days loans spend in 90+ contractual delinquency	5% reduction from 2009 average	8% reduction from 2009 average	12% reduction from 2009 average	Target
	7.5%	Reduce asset intensity by reducing gross advances in relation to unpaid principal balance	2.4% increase	0.0% change	1.63% reduction	Outstanding
Paul A. Koches	30.0%	Reduce professional fees (excluding litigation settlements and other one-time expenses)	24% reduction	30% reduction	36% reduction	Target
	20.0%	Increase special servicing from FNMA, FHA and FDIC	$500 million in unpaid principal balance	$1 billion in unpaid principal balance	$1.5 billion in unpaid principal balance from 2 or more agencies	Below Threshold
	20.0%	Improve brand	Discretion of the Board	Discretion of the Board	Discretion of the Board	Outstanding
	10.0%	Improve capital efficiency and tax structure through corporate finance restructure	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	At the discretion of the CEO and Executive Chairman	Outstanding
	10.0%	Increase in servicing portfolio serviced over 2009	16% increase	20% increase	24% increase	Outstanding
	5.0%	Increase in supervisory span	7.5% increase in span	10.0% increase in span	12.5% increase in span	Outstanding
	5.0%	Consolidation and automation of processes	Achieve 91% by 12/31/10	Achieve 100% by 12/31/10	Achieve 109% by 12/31/10	Outstanding

Name	%	2010 Scorecard Elements	Achievement Levels			Level Achieved
			Threshold	Target	Outstanding
Scott W. Anderson	10.0%	Reduce asset intensity by reducing average days loans spend in 90+ contractual delinquency	5% reduction from 2009 average	8% reduction from 2009 average	12% reduction from 2009 average	Target
	10.0%	Reduce asset intensity by reducing gross advances in relation to unpaid principal balance	2.4% increase from 2009	0.0% change from 2009	1.63% reduction from 2009	Outstanding
	10.0%	Achieve Pre-tax Income target for Loan Servicing business unit	80% of target	100% of target	120% of target	Outstanding
10.0%	Implement loss mitigation and loan servicing staffing plan	90% of target by 12/31/2010	100% of target by 12/31/2010	100% of target by 9/30/2010	Outstanding
10.0%	Increase in supervisory span	7.5% increase in span	10% increase in span	12.5% increase in span	Outstanding
7.5%	Improve Customer satisfaction (Measured by Customer Satisfaction Survey Sigma Level)	4.68 Sigma	4.72 Sigma	4.76 Sigma	Below Threshold
7.5%	Increase productivity by increasing the average productivity metric performance for the lower 75% of call center employees	Average productivity metric of 0.65 – 0.79	Average productivity metric of 0.80 – 1.14	Average productivity metric of 1.15 and above	Outstanding
7.5%	Improve J.D. Power Servicing Customer Service Ranking in 2010	Rank above 20% of other servicers	Rank above 35% of other servicers	Rank above 50% of other servicers	Below Threshold
7.5%	Eliminate performance variability by reducing the gap between the top 25% of performers and the bottom 75% of performers by 18%	Average variability metric of 0.65 – 0.79	Average variability metric of 0.80 – 1.14	Average variability metric of 1.15 and above	Outstanding
5.0%	Consolidation and automation of processes	Implement automation plan and achieve associated savings Target by 90%	Implement automation plan and achieve associated savings Target by 100%	Implement automation plan and achieve associated savings Target by 110%	Target
5.0%	Improve brand	Discretion of the Board	Discretion of the Board	Discretion of the Board	Outstanding
5.0%	Reduce modification underwriting cycle time	10% reduction	15% reduction	20% reduction	Outstanding
5.0%	Reduce the average Tax & Insurance corporate advance on current 1st lien loans	10% reduction	15% reduction	20% reduction	Target

Name	%	2010 Scorecard Elements	Achievement Levels			Level Achieved
			Threshold	Target	Outstanding
Richard Delgado	35.0%	Reduce interest expense	At the discretion of the CEO	At the discretion of the CEO	At the discretion of the CEO	Outstanding
	35.0%	Safety of funding	Max borrowing on advances + $100 million at all times during 2010	Max borrowing on advances + $200 million at all times during 2010	Max borrowing on advances + $300 million at all times during 2010	Outstanding
	10.0%	Obtain term loan financing for the HomeEq acquisition	$250 million	$300 million	$350 million	Outstanding
	10.0%	Complete Financing of ARS and whole loans	Finance or sell at least 2 of the securities	Finance or sell at least 3 of the securities	Finance or sell at least 4 of the securities	Target
	10.0%	Treasury Management Services Review	Begin moving accounts by 9/30/10	Begin moving accounts by 8/31/10	Begin moving accounts by 7/31/10	Target

Executives have 20% of their incentive compensation determined by their performance appraisal for the service year. Our executive officers submit self-assessments of their performance against their goals for the applicable year. Our Executive Chairman utilizes these assessments to prepare a written performance appraisal for each of the other executive officers. The Executive Chairman presents the performance appraisal scores and personal scorecard performance to the Compensation Committee and makes recommendations as to the incentive compensation for each executive officer. The Compensation Committee evaluates the recommendations and determines the final incentive compensation awards for the executives and other incentive-eligible employees. Annual incentive compensation is paid to our executives and other incentive-eligible employees after Compensation Committee approval following the service year associated with the incentive.

Generally, at the first Board of Directors meeting of the fiscal year, the Compensation Committee approves the corporate scorecard and annual incentive components for the Executive Chairman, Chief Executive Officer and other executive officers for that fiscal year.

The Compensation Committee has approved the 2011 corporate scorecard which includes achieving an earnings per share target, improving the liquidity of the company and reducing gross advances associated with the servicing business. In addition, the Compensation Committee approved a component of the corporate scorecard that provides for successful completion of key strategic initiatives established to enhance long-term corporate and shareholder value. The 2011 corporate strategic initiatives relate to:

●	Improvement in capital efficiency;
●	Increase in the unpaid principal balance of the portfolio;
●	Improvement in brand awareness and recognition;
●	Improvement in the customer service experience;
●	Consolidation and automation of business processes;
●	Improvement in data quality and management;
●	Implementation of complementary business lines; and
●	Development of an on-shore servicing model.

Setting Compensation Levels

From time to time, the Company will conduct benchmarking on Executive Chairman, Chief Executive Officer and other executive officer compensation among peer companies of comparable size, industry, location and similar attributes that compete with Ocwen for qualified management. A benchmarking analysis was last conducted in 2008 using peer companies such as: Americredit Corp., Commerce Bancorp., Inc., First Horizon National Corp., Indymac Bancorp., Inc., KFORCE, Inc., LandAmerica Financial Group Inc., R. H. Donnelly, Corp., Raymond James Financial, Inc. and Webster Financial Corp. The information gathered from this comparison group included base salary, cash incentive compensation and equity incentive compensation. The Compensation Committee believes peer group benchmarking is an effective approach in recruiting and retaining the very best talent available in the industry. It provides a fair representation of the competitive arena for executive talent and serves the goals of retention, succession planning and other relevant considerations.

In 2009, the Compensation Committee determined that a salary plan freeze should be implemented. Only under certain circumstances would salary increases be provided. Those circumstances included promotions or extraordinary contributions to the Company. The Company maintained this salary plan freeze in place during 2010.

Based on the benchmarking, performance, retention and other the relevant considerations, the Compensation Committee reviews recommendations and determines appropriate base salary and annual incentive compensation targets for the Executive Chairman and other executive officers. The Compensation Committee generally makes its determinations during the second quarter of the year; however, they may make adjustments at other times as appropriate. To date, no executive officers have received increases in their target compensation for 2011. This is in line with the salary plan freeze that was implemented in 2009 and maintained in 2010.

Equity Incentive Plan

The 2007 Equity Incentive Plan is administered by the Compensation Committee and authorizes the grant of restricted stock, options, stock appreciation rights, stock purchase rights or other equity-based awards to our employees. The Compensation Committee, in cooperation with senior management, implemented the 2007 Equity Incentive Plan to motivate employees to make extraordinary efforts to achieve significant improvements to shareholder value, boost retention of key employees and align the interests of our employees with the interests of our shareholders. Options granted under the plan may be either “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonqualified stock options, as determined by the Compensation Committee.

As the Company considered potential opportunities to restructure its businesses to increase shareholder value in 2008, the Compensation Committee sought a method of increasing the incentive for executives to make extraordinary efforts to achieve significant improvements to shareholder value. As a result, in 2008 the Compensation Committee recommended and the Board of Directors approved the Senior Management Equity Incentive Program as a highly shareholder-aligned incentive award opportunity for key members of senior management to receive long-term equity compensation based on share-value performance criteria.

Stock Ownership Policies

Although we do not have stock ownership requirements, our philosophy is that equity ownership by our Directors and executives is important to attract, motivate and retain Directors and executives, as well as to align their interests with the interests of our shareholders. The Compensation Committee believes that the Company’s equity incentive plan is adequate to achieve this philosophy. We maintain an insider trading policy and a management directive detailing our window period policy governing the timing of transactions in securities of the Company for Directors and executives.

Other Compensation

The Compensation Committee’s policy with respect to other employee benefit plans is to provide benefits to our employees, including executive officers, that are comparable to benefits offered by companies of a similar size to ours. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly qualified employees.

Potential Payments upon Termination or Change in Control

As we have no employment agreements with our executive officers other than the restrictive covenants noted below, we handle each termination as appropriate in light of the circumstances. Without any special agreement related to termination, an executive officer would typically receive his or her base salary and applicable employee benefit plans and programs through the date of termination. In addition, the executive officer would typically retain any vested portion of prior equity awards granted through the 1998 Annual Incentive Plan, the 1991 Non-Qualified Stock Option Plan, the 2007 Equity Incentive Plan and the 2008 Senior Executive Equity Incentive Program. For termination not due to death, disability or retirement, the executive officer has six (6) months within which to exercise stock options pursuant to our stock option agreements. Any portion of an equity award not vested will be forfeited in either circumstance unless alternate arrangements are made in the discretion of the Compensation Committee. Furthermore, pursuant to each stock option agreement granting an equity award, upon termination of an employee for cause, all outstanding stock options granted pursuant to such stock option agreement are forfeited.

Certain of the stock option agreements provide for accelerated vesting as set forth below. Upon a named executive officer’s retirement, disability, death, termination by the Company without “cause” or termination by the named executive officer for “good reason,” as defined in the applicable stock option agreement, all options that vest over a certain time period (“Time-Based Options”) would immediately vest. Additionally, pursuant to these certain agreements, if there is a “change of control event”, as defined in the applicable stock option agreement, all options, including the Time-Based Options and other options that would otherwise not vest until certain company performance and timing criteria are met, would immediately vest.

As of December 31, 2010, upon his retirement, disability, death, termination by the Company without “cause” or termination by Mr. Erbey for “good reason,” Mr. Erbey would receive $1,415,916 from the accelerated vesting of options. Upon a “change in control,” Mr. Erbey would receive $7,079,580 from the accelerated vesting of options.

As of December 31, 2010, upon his retirement, disability, death, termination by the Company without “cause” or termination by Mr. Faris for “good reason,” Mr. Faris would receive $731,557 from the accelerated vesting of options. Upon a “change in control,” Mr. Faris would receive $3,657,783 from the accelerated vesting of options.

As of December 31, 2010, upon his retirement, disability, death, termination by the Company without “cause” or termination by Mr. Koches for “good reason,” Mr. Koches would receive $365,778 from the accelerated vesting of options. Upon a “change in control,” Mr. Koches would receive $1,828,892 from the accelerated vesting of options.

We do not have a formal severance plan or policy. When an executive officer separates from the Company as a result of a reduction in work force, we typically provide the executive with a lump sum of two (2) months salary for each year of service to the Company up to a maximum of six (6) months salary in exchange for a separation agreement.

Restrictive Covenants

All of our executive officers execute an intellectual property and non-disclosure agreement upon commencement of their employment. This agreement requires the executive officer to hold all “confidential information” in trust for us and prohibits the executive officer from using or disclosing such confidential information except as necessary in the regular course of our business or that of our affiliates. Other than these restrictive covenants, we generally do not have employment, non-competition or non-solicitation agreements with our executive officers. From time to time, we enter into separation agreements with executive officers that contain these provisions.

Tax Considerations

The timing of compensation decisions is driven by a variety of tax considerations. Under Section 162(m) of the Code, the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers to $1 million per covered executive unless such compensation is based upon the attainment of performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. We obtained shareholder approval of the 1998 Annual Incentive Plan and all amendments thereto in order to qualify awards under such plans as performance-based compensation under Section 162(m) of the Code. It is the Compensation Committee’s intention to qualify all performance-based compensation for the exclusion from the deductibility limitation of Section 162(m), except in situations where qualifying compensation for the exclusion would be inconsistent with our overall best interest.

In order to satisfy the deductibility requirements under Section 162(m) of the Code, performance objectives must be established in the first ninety (90) days of the performance period and the outcome of said objectives is still uncertain. For annual incentive awards, this generally means performance objectives must be established no later than the end of March each year. In addition, in order to avoid being considered deferred compensation under Section 409A of the Code and to be deductible for the prior tax year, our annual incentive awards with respect to the prior year must be paid out by March 15 of each year.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses compensation received by our current and former Chief Executive Officer, current and former Chief Financial Officer and three (3) other most highly compensated executive officers for fiscal years 2010, 2009 and 2008.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)(3)	Option Awards(2)(3)(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)		Total
William C. Erbey Executive Chairman	2010	$500,000	—	—	$1,358,038	$4,900		$1,862,938
	2009	$500,000	—	—	$1,304,644	$4,900		$1,809,544
	2008	$500,000	—	$2,040,980	$1,176,189	$4,500		$3,721,669

Ronald M. Faris President and Chief Executive Officer	2010	$449,999	—	—	$742,770	$4,900		$1,197,669
	2009	$449,999	—	—	$924,750	$4,900		$1,379,649
	2008	$427,229	—	$1,054,506	$827,242	$4,500		$2,313,477

John P. Van Vlack Executive Vice President, Chief Financial Officer and Chief Accounting Officer	2010	$260,769	—	—	$365,438	$4,900		$631,107
	2009	$200,731	—	$306,800	$195,103	$4,900		$400,734
	2008	$177,231	—	—	$147,787	$872		$325,890

Paul A. Koches Executive Vice President, General Counsel and Secretary	2010	$358,065	—	—	$468,269	$4,900		$831,234
	2009	$358,065	—	—	$564,549	$150,095	(7)	$1,072,709
	2008	$327,923	—	$527,253	$429,518	$4,500		$1,289,194

Scott W. Anderson Executive Vice President	2010	$264,615	—	—	$315,350	$4,900		$584,865
	2009	$238,846	—	—	$267,071	$4,900		$510,817
	2008	$230,704	—	—	$308,052	$4,500		$543,256

Richard Delgado Senior Vice President and Treasurer	2010	$250,000	—	—	$325,000	$4,900		$579,900
	2009	$250,000	—	—	$349,019	$4,900		$603,919
	2008	$250,000	—	—	$337,588	$4,500		$592,088

David J. Gunter Former Executive Vice President, Chief Financial Officer and Chief Accounting Officer	2010	$275,408	—	—	—	$4,900		$280,308
	2009	$383,999	—	—	$756,864	$4,900		$1,145,763
	2008	$366,750	—	$527,253	$643,950	$4,500		$1,542,453

(1)	Represents amounts earned in corresponding year.

(2)	Represents the aggregate grant date fair value of stock options and stock awards. These amounts do not represent the actual amounts paid to or realized by the executive.

(3)
The grant date fair value of stock awards represents the closing price of our common stock on the date of grant. We determined the grant date fair value of time-based stock option awards using the Black-Scholes option-

pricing model, while a binomial option pricing was used to determine the fair value of market-based stock options. The following assumptions were utilized in the option pricing models:

Service Condition Awards - Black-Scholes Option Pricing Model
Performance Year	Expected Volatility (%)	Expected Dividend Yield (%)	Exercise Price ($)	Risk-Free Interest Rate (%)	Expected Term in Years
2002	62	0	$1.87	2.73%	5
2003	48	0	$6.18	3.25%	5
2004	43	0	$6.57	3.61%	5
2005	36	0	$6.10	4.35%	5
2006	33	0	$11.88	4.78%	5
2008	38	0	$8.00	3.48%	5
2009	38	0	$10.67	2.51%	5

Market Condition Awards - Binomial Option Pricing Model
Performance Year	Expected Volatility (%)	Expected Dividend Yield (%)	Exercise Price ($)	Risk-Free Interest Rate (%)	Contract Term in Years
2008	38 - 46	0	$8.00	2.15% - 4.28%	10
2009	38 - 46	0	$10.67	0.38% - 3.94%	10

(4)	Ocwen stock options outstanding under Ocwen’s various equity compensation plans have been adjusted to reflect the value of Altisource stock distributed to Ocwen shareholders in a spin-off transaction completed on August 10, 2009. All holders of Ocwen stock option awards, including those who became Altisource employees after the separation, received the following:

• New Altisource stock options (issued by Altisource Portfolio Solutions S.A.) to acquire the number of shares of Altisource common stock equal to the product of (a) the number of Ocwen stock options held on the date of the spin-off and (b) the distribution ratio of one (1) share of Altisource common stock for every three (3) shares of Ocwen common stock; and

• Adjusted Ocwen stock options for the same number of shares of Ocwen common stock with a reduced exercise price.

Consequently, the fair value of the adjusted Ocwen award and the new Altisource award immediately following the separation was equivalent to the fair value of such Ocwen award immediately prior to the separation. Therefore, we did not include any incremental equity-based compensation for 2009 with respect to the award modifications made in connection with the separation.

(5)	Consists of the cash portion of incentive compensation bonus awarded in the first quarter of the year following the year in which services are rendered.

(6)	Consists of contributions by Ocwen pursuant to Ocwen’s 401(k) Savings Plan for each executive officer, salary adjustments and relocation expenses as detailed below.

(7)	Includes $145,195 in relocation expenses.

For more information about the elements of the compensation paid to our named executive officers, see “Compensation Discussion and Analysis” above.

Grants of Plan-Based Awards for 2010

The following table provides information related to non-equity incentive compensation pursuant to our annual incentive plan for services rendered in fiscal year 2010 by the individuals named in the Summary Compensation Table.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Date	Threshold	Target	Maximum
William C. Erbey	—	$464,286	$928,571	$1,392,857
Ronald M. Faris	—	$337,500	$675,000	$1,012,500
John P. Van Vlack	—	$145,000	$290,000	$435,000
Paul A. Koches	—	$218,818	$437,635	$656,453
Scott W. Anderson	—	$145,000	$290,000	$435,000
Richard Delgado	—	$125,000	$250,000	$375,000
David J. Gunter(2)	—	—	—	—

(1)
These figures represent the potential non-equity compensation that may have been earned by each respective executive officer in 2010 under the different achievement levels presented on their personal scorecards which are more fully discussed in our Compensation Discussion and Analysis. Under our current compensation structure, all non-equity incentive compensation is paid to the executive officer in the first quarter of the year following the year in which service was rendered. The actual amount of non-equity incentive compensation that was paid to our named executive officers in 2010 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)	Mr. Gunter retired as an executive officer of the company in August 2010, so he was not eligible for any incentive compensation for services rendered in 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards at December 31, 2010 for the individuals named in the Summary Compensation Table.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2)		Option Exercise Price	Option Expiration Date
William C. Erbey	84,885	—		—		$3.48808	01/31/12
	56,590	—		—		$4.21775	01/31/12
	33,875	—		—		$1.12674	01/31/13
	50,813	—		—		$1.69312	01/31/13
	12,736	—		—		$3.72367	01/31/14
	50,943	—		—		$6.46521	01/31/14
	47,872	—		—		$4.84438	01/31/15
	69,805	—		—		$5.80844	01/31/16
	102,821	—		—		$7.15812	05/10/17
	300,000	300,000	(3)	—		$4.82028	07/14/18
	600,000	600,000	(4)	—		$4.82028	07/14/18
	—	—		600,000	(5)	$4.82028	07/14/18

Ronald M. Faris	200,000	—		—		$7.56182	10/31/11
	71,989	—		—		$3.48808	01/31/12
	47,992	—		—		$4.21775	01/31/12
	31,781	—		—		$1.12674	01/31/13
	47,672	—		—		$1.69312	01/31/13
	13,390	—		—		$3.72367	01/31/14
	53,560	—		—		$6.46521	01/31/14
	37,301	—		—		$4.84438	01/31/15
	60,504	—		—		$5.80844	01/31/16
	84,861	—		—		$7.15812	05/10/17
	155,000	155,000	(3)	—		$4.82028	07/14/18
	310,000	310,000	(4)	—		$4.82028	07/14/18
	—	—		310,000	(5)	$4.82028	07/14/18

John P. Van Vlack	5,000	15,000	(6)	—		$10.67000	11/04/19
	—	—		40,000	(7)	$10.67000	11/04/19
	—	—		20,000	(8)	$10.67000	11/04/19

Paul A. Koches	77,500	77,500	(3)	—		$4.82028	07/14/18
	155,000	155,000	(4)	—		$4.82028	07/14/18
	—	—		155,000	(5)	$4.82028	07/14/18

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2)	Option Exercise Price	Option Expiration Date
Scott W. Anderson	40,000	—	—	$7.56182	10/31/11
	13,164	—	—	$4.21775	01/31/12
	3,143	—	—	$3.72367	01/31/14
	12,573	—	—	$6.46521	01/31/14
	22,753	—	—	$4.84438	01/31/15
	17,571	—	—	$5.80844	01/31/16
	27,443	—	—	$7.15812	05/10/17

Richard Delgado	18,397	—	—	$6.46521	01/31/14
	19,412	—	—	$4.84438	01/31/15
	27,320	—	—	$5.80844	01/31/16
	25,068	—	—	$7.15812	05/10/17

(1)	Options awarded where the performance hurdles have been hit but remain subject to additional time based criteria.

(2)	Options awarded where the performance hurdles have not been hit.

(3)	Options vest in two (2) equal installments on 07/14/11 and 07/14/12.

(4)	Options vest in two (2) equal installments on 08/10/11 and 08/10/12.

(5)	One-fourth vests upon achieving a stock price of $14.461 and compounded annual gain of 25% over the exercise price with the balance vesting one-fourth each subsequent year.

(6)	Options vest in three (3) equal installments on 11/04/11, 11/04/12 and 11/04/13.

(7)	One-fourth vests upon achieving a stock price of $21.34 and compounded annual gain of 20% over the exercise price with the balance vesting one-fourth each subsequent year.

(8)	One-fourth vests upon achieving a stock price of $32.01 and compounded annual gain of 25% over the exercise price with the balance vesting one-fourth each subsequent year.

Option Exercises and Stock Vested

The following table provides information relating to the amounts realized on the exercise of options and the vesting of restricted stock during fiscal year 2010 for the individuals named in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
William C. Erbey	232,086	$1,453,472	2,471	$23,647
Ronald M. Faris	40,000	$250,716	2,142	$20,499
John P. Van Vlack	—	—	—	—
Paul A. Koches	—	—	—	—
Scott W. Anderson	—	—	622	$5,953
Richard Delgado	—	—	967	$9,254
David J. Gunter	245,989	$1,142,993	—	—

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included on pages 15 through 33 of this proxy statement with management.

Based on the review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in Ocwen’s annual report on Form 10-K for the year ended December 31, 2010 and in this proxy statement.

Compensation Committee:
March 29, 2011	William H. Lacy, Chairman
Ronald J. Korn, Director
Barry N. Wish, Director

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP, independent registered public accountants, to be our independent registered public accounting firm for the year ending December 31, 2011 and has further directed that such appointment be submitted for ratification by our shareholders at the Annual Meeting. Although shareholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for shareholders to ratify such appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may, in its sole discretion, reevaluate the engagement of the independent auditors.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

Report of the Audit Committee

The Audit Committee of the Board of Directors has:

●	Reviewed and discussed with management Ocwen’s audited financial statements as of and for the year ended December 31, 2010;

●
Discussed with Deloitte & Touche LLP, Ocwen’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●
Received and reviewed the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in Ocwen’s annual report on Form 10-K for the year ended December 31, 2010.

Audit Committee:
March 1, 2011	Ronald J. Korn, Chairman
David B. Reiner, Director
Robert A. Salcetti, Director
Barry N. Wish, Director

Deloitte & Touche LLP Fees and PricewaterhouseCoopers LLP

The following table shows the aggregate fees billed to Ocwen for professional services by Deloitte & Touche LLP for fiscal years 2009 and 2010:

	2010	2009
Audit Fees	$1,532,318	$1,431,711
Audit Related Fees	$0	$0
Tax Fees	$59,555	$0
All Other Fees	$0	$0
Total	$1,591,873	$1,431,711

The following table shows the aggregate fees billed to Ocwen for professional services by PricewaterhouseCoopers LLP for fiscal year 2009:

2009
Audit Fees	$1,348,031
Audit Related Fees	$35,000
Tax Fees	$126,338
All Other Fees	$41,044
Total	$1,550,413

Changes in Independent Registered Public Accounting Firm. On August 31, 2009, the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009 and the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009, subject to the completion of their customary client acceptance procedures. The dismissal of PricewaterhouseCoopers LLP was effective as of August 31, 2009.

The report of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for each of the two (2) years in the period ended December 31, 2008, which was included in the Company’s 2008 Annual Report on Form 10-K, did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principle.

During each of the two (2) years in the period ended December 31, 2008 and through August 31, 2009, (i) there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During each of the two (2) years in the period ended December 31, 2008 and through August 31, 2009, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Deloitte & Touche LLP to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished a copy of the above disclosures to PricewaterhouseCoopers LLP and requested that PricewaterhouseCoopers LLP provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to the Company’s Form 8-K dated August 31, 2009.

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of Ocwen’s consolidated financial statements for fiscal years 2009 and 2010, for the reviews of the financial statements included in Ocwen’s quarterly reports on Form 10-Q during fiscal years 2010 and 2009 and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two (2) fiscal years for assurance and related services by the independent registered certified public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees” and generally consist of fees for other attest engagements under professional auditing standards, internal control-related matters, audits of employee benefit plans and due diligence.

Tax Fees. This category includes the aggregate fees billed in each of the last two (2) fiscal years for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice. Of these amounts, $9,100 and $118,617 were related to tax compliance services for 2010 and 2009, respectively.

All Other Fees. This category includes the aggregate fees billed in each of the last two (2) fiscal years for products and services provided by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee considered the compatibility of the non-audit-related services provided by and fees paid to Deloitte & Touche LLP in 2010 and the proposed services for 2011 and determined that such services and fees are compatible with the independence of Deloitte & Touche LLP.

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In 2010, less than 1% of the fees associated with the independent registered public accounting firm services were not pre-approved by the Audit Committee.

Audit Committee Pre-Approval Policy.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal Three)

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a shareholder the opportunity to approve or not approve our pay program for named executive officers.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, incentivize and retain our named executive officers, who are critical to our success. Pursuant to these programs, the Company seeks to reward the named executive officers for achieving strategic business goals. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material.”

While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

You may vote for or against the approval of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related material contained in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION
(Proposal Four)

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a shareholder the opportunity to inform the Company, on an advisory basis, as to how often you wish the Company to include a proposal, similar to Proposal Three, in our proxy statement.

While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

You may vote to include an advisory vote on compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every one (1), two (2) or three (3) years or you may abstain.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF “EVERY THREE (3) YEARS” AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a policy and procedure for the review, approval and monitoring of transactions involving Ocwen and related persons (Directors and executive officers or their immediate family members, or shareholders owning 5% or greater of the Company’s outstanding stock) within our written Code of Business Conduct and Ethics which is available at www.ocwen.com. The policy and procedure are not limited to related person transactions that meet the threshold for disclosure under the relevant Securities and Exchange Commission as they broadly cover any situation in which a conflict of interest may arise.

Any situation that potentially involves as a conflict of interest is to be immediately disclosed to the Company’s General Counsel who must assess the nature and extent of any concern and then recommend any follow up action, as needed. The General Counsel will notify the Chairman of the Board if any such situation requires notice to or approval of the Board of Directors. Related persons are required to obtain the prior written approval of the Audit Committee of the Board of Directors before participating in any transaction or situation that may pose a conflict of interest. In considering a transaction, the Audit Committee will consider all relevant factors including (i) whether the transaction is in the best interests of Ocwen; (ii) alternatives to the related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts and (v) the overall fairness of the transaction to Ocwen. The Committee will periodically monitor any approved transactions to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Mr. Erbey currently serves as Executive Chairman of Ocwen and Chairman of Altisource. As a result, he has obligations to the Company as well as to Altisource. Mr. Erbey currently owns approximately 18% of the common stock of Ocwen and approximately 24% of the common stock of Altisource.

For the year ended December 31, 2010, the Company generated revenues of $13.5 million under our agreements with Altisource, principally from fees for providing referral services to Altisource. We also incurred expenses of $20 million during 2010, principally for technology products and support services including the REAL suite of products that support our servicing business. At December 31, 2010, the net amount payable to Altisource was $1.4 million.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder desires to have included in our proxy materials relating to our next Annual Meeting of Shareholders, which is scheduled to be held on May 10, 2012, must be received at our executive offices no later than December 6, 2011. All shareholder proposals for the 2012 Annual Meeting should be directed to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. We recommend that you send any shareholder proposal by certified mail, return-receipt requested.

For any proposal that is not submitted for inclusion in the 2012 proxy statement, but is instead sought to be presented directly at the 2012 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if we:

(1)
receive notice of the proposal before the close of business on February 17, 2012 and advise shareholders in the 2012 proxy statement about the nature of the matter and how management intends to vote on such matter; or

(2)	do not receive notice of the proposal prior to the close of business on February 17, 2012.

Notice of intent to present a proposal at the 2012 Annual Meeting should be directed to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

We did not receive notice of any shareholder proposals relating to the 2011 Annual Meeting. At the 2011 Annual Meeting, our management may exercise discretionary authority when voting on any properly presented shareholder proposal that is not included as an agenda item in this proxy statement.

ANNUAL REPORTS

A copy of our annual report to shareholders on Form 10-K for the year ended December 31, 2010 was mailed on or about April 7, 2011 to shareholders of record as of March 15, 2011. The annual report is not part of the proxy solicitation materials and can be found on our website www.ocwen.com under Shareholder Relations.

We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the record date for the meeting, on written request, a copy of our annual report on Form 10-K for the year ended December 31, 2010 required to be filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such requests should be directed to Shareholder Relations, Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

OTHER MATTERS

Proxies will be solicited on behalf of the Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of the annual report for 2010 and this proxy statement will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for Director named earlier in this proxy statement, (2) for the ratification of the selection of the independent auditor, (3) for the approval, on an advisory basis, of the compensation of Ocwen’s named executive officers and (4) for the approval, on an advisory basis, of an advisory vote to take place every three (3) years on executive compensation . Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment.

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2010 annual report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Shareholders at an address to which a single copy of this proxy statement and our 2010 annual report was sent may request a separate copy by contacting Shareholder Relations, Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address.

This proxy statement and our 2010 annual report may be viewed online at www.ocwen.com under Shareholder Relations. If you are a shareholder of record, you can elect to access future annual reports and proxy statements electronically by following the instructions provided if you vote by Internet or by telephone. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

OCWEN FINANCIAL CORPORATION ATTN: PAUL A. KOCHES 1661 WORTHINGTON ROAD SUITE 100 WEST PALM BEACH, FL 33409
VOTE BY INTERNET - www.proxyvote.com
Use the lnternet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM, Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call, and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:				☐	☐	☐

1.	Election of Directors Nominees

01	William C. Erbey	02	Ronald M. Faris		03	Ronald J. Korn	04 William H. Lacy	05	David B. Reiner
06	Robert A. Salcetti	07	Barry N. Wish

The Board of Directors recommends you vote FOR proposals 2. and 3.		For	Against	Abstain

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011	☐	☐	☐

3.	An advisory vote on executive compensation	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 year	2 years	3 years	Abstain

4.	An advisory vote on the frequency of holding an advisory vote on executive compensation	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) on this proxy. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or in partnership name, by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

OCWEN FINANCIAL CORPORATION
2002 Summit Boulevard, 6th Floor, Atlanta, GA 30319

FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2011, AND AT ANY ADJOURNMENT THEREOF.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s), If no direction is made, this proxy will be voted FOR the election of each of the Board of Directors’ nominees to the Board of Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered certified public accounting firm and FOR An advisory vote on executive compensation and for THREE YEARS on An advisory vote on the frequency of holding an advisory vote on executive compensation. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The NPS + 10k combo is/are available at www.proxyvote.com.

OCWEN FINANCIAL CORPORATION
REVOCABLE PROXY
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints William C. Erbey, Ronald M. Faris, Paul A. Koches, or any of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Ocwen Financial Corporation (the “Company”) held of record by the undersigned on March 15, 2011, at the Annual Meeting of Shareholders to be held at the offices of the Company located at 2002 Summit Boulevard, 6th Floor, Altanta, GA 30319 on Thursday, May 12, 2011, at 9:00 a.m., Eastern Daylight Time and at any adjournment thereof.

Shares of Common Stock of the Company will be voted as specified. If you execute and return this proxy without specific voting instructions, this proxy will be voted FOR the election of each of the Board of Directors’ nominees to the Board of Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered certified public accounting firm and FOR An advisory vote on executive compensation and for THREE YEARS on An advisory vote on the frequency of holding an advisory vote on executive compensation. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Ocwen Financial Corporation to be held on May 12, 2011, or any adjournment thereof, a Proxy Statement for the Annual Meeting and the 2010 Annual Report to Shareholders of the Company prior to the signing of this proxy.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side